Exhibit 23.2

AKIN, DOHERTY, KLEIN & FEUGE, P.C.
Certified Public Accountants
8610 N. New Braunfels, Suite 101
San Antonio, TX 78217
Telephone: (210) 829-1300
Fax: (210) 829-4080

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (the “Registration Statement”) of our report dated March 9, 2007, relating to the consolidated financial statements of The Exploration Company of Delaware, Inc. (the “Company”) which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Akin, Doherty, Klein & Feuge, P.C.

Akin, Doherty, Klein & Feuge, .C.
San Antonio, Texas
April 24, 2007